EXECUTION COPY

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of January 26, 2022 (as amended, restated or otherwise modified from time to time, this "**Share Exchange Agreement**"), is by and among Digital Grid (Hong Kong) Technology Co. Limited, a Hong Kong company ("**Digital Grid**"); Bank of China Limited Zhejiang Branch ("**Bank of China**"); Newegg Inc., a Delaware corporation ("**Newegg DE**"); Newegg Commerce, Inc., a limited liability company organized in the British Virgin Islands with its common shares traded on The Nasdaq Capital Market under the symbol "NEGG" and formerly known as Lianluo Smart Limited ("**Newegg Commerce**"); and Hangzhou Lianluo Interactive Information Technology Co., Ltd., a company organized under the laws of the People's Republic of China ("**Hangzhou Lianluo**").

W I T N E S S E T H:

WHEREAS, Digital Grid and Bank of China entered into that certain Term Loan Facility of $140,000,000 on June 26, 2017, and Digital Grid, Hangzhou Lianluo and their affiliates on the one hand and Bank of China and its affiliates on the other hand entered into subsequent credit agreements, amending and supplementing the Term Loan Facility (including without limitation the Working Capital Loan Contracts (Contract Nos. 19ARJ016, 19ARJ059, 19ARJ060, 19ARJ061) between Hangzhou Lianluo and Bank of China, the Letter of Guarantee/Standby Letter of Credit (Contract No. Letter of Guarantee 17001467), and collectively, the "**Credit Agreements**"), pursuant to which Bank of China has provided certain loans and extension of credits in the total principle amount of RMB 399,964,013.79 and USD $66,463,774.94 to Digital Grid, Hangzhou Lianluo and their affiliates (such loans and credits, the "**Loan**");

WHEREAS, Digital Grid was the record and beneficial owner of a total of 38,143,279 shares of common and preferred stock of Newegg DE (the "**Original Pledged Shares**"), and in order to induce Bank of China to provide the Loan, Digital Grid entered into a Pledge Agreement with Bank of China dated April 26, 2019, as amended and restated from time to time including without limitation by the Supplemental and Novation Agreement dated February 10, 2021 (the "**Pledge Agreement**") and pursuant thereto and in connection therewith, pledged the Original Pledged Shares to Bank of China provide loans and extensions of credit ;

WHEREAS, Newegg Commerce (under its former name Lianluo Smart Limited), Lightning Delaware Sub, Inc., a Delaware corporation and wholly owned subsidiary of Newegg Commerce, and Newegg DE entered into an Agreement and Plan of Merger dated October 23, 2020, pursuant to which each share of the capital stock of Newegg DE that was issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 5.8417 common shares of Newegg Commerce (the "**Merger**") and the Merger was completed on May 19, 2021;

WHEREAS, Digital Grid, Bank of China and Hangzhou Lianluo entered into a Supplemental and Novation Agreement dated February 10, 2021 (the "**Merger Consent**"), pursuant to which Bank of China consented to the Merger and Digital Grid, upon the completion of the Merger, would surrender the Original Pledged Shares in exchange for, and to convert the

same into, 222,821,593 duly authorized, validly issued, fully-paid and non-assessable common shares of Newegg Commerce (the "**Exchange Shares**"); and

WHEREAS, Computershare Limited ("**Computershare**") is acting as the transfer agent for Newegg Commerce in connection with its common shares.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreements.

2. Recertification and Pledge of the Exchange Shares. Upon the consummation of the Merger and their issuance, the Exchange Shares have immediately and automatically without further action on the part of any party became Pledged Collateral (as defined in the Pledge Agreement) and have been since become subject to the Pledge Agreement in replacement of, the Original Pledged Shares. Within 2 business days of the date of this Share Exchange Agreement, (i) Bank of China shall at Digital Grid's request courier the physical stock certificates for the Original Pledged Shares to the Computershare at 462 South 4th Street, Suite 1600, Louisville, KY 40202, U.S.A to; and (ii) Newegg Commerce shall send Computershare, with Digital Grid and Bank of China prominently copied, an instruction letter properly acknowledged by Computershare in the form attached hereto as Exhibit A to so direct Computershare, to exchange the physical stock certificates for the Original Pledged Shares for a newly issued electronic certificate for the Exchange Shares, to be held in Digital Grid's name but contain electronic restrictive legends necessary to reflect that the Exchange Shares (i) constitute Pledged Collateral and are subject to Bank of China's pledge pursuant to the Pledge Agreement and (ii) are restricted from assignment, transfer, conveyance or other disposition until Bank of China's pledge is removed from the Exchange Shares, in each case as specifically set forth in the Pledge Agreement and endorsed on the physical stock certificates of the Original Pledged Shares. The physical stock certificates for the Original Pledged Shares so surrendered shall be cancelled or deemed cancelled only upon satisfactory recertification and pledge of the Exchange Shares set forth above.

3. Representations and Warranties and Further Agreements. Each party hereto represents and warrants and agrees as follows:

(i) This Agreement has been duly authorized, executed and delivered by such party.

(ii) The execution and delivery by such party of, and the performance by such party of its obligations under, this Agreement does not and will not contravene (a) any provision of applicable law, (b) the governing documents of such party, (c) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such party or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, court or agency is required for the performance by such party of its obligations under this Agreement.

4. Governing Law; Binding Agreement. The provisions of this Share Exchange Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of Delaware without regard to conflict of laws principles. This Supplemental Agreement may not be modified except by a writing executed by the parties hereto. This Supplemental Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign either this Supplemental Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

5. Effectiveness. The Pledge Agreement, the Credit Agreements and other related agreements and instruments shall remain in full force and effect unless and until explicitly and specifically terminated, amended, modified, novated or superseded, as the case may be, by this Share Exchange Agreement.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the date first written above.

DIGITAL GRID (HONG KONG) TECHNOLOGY CO., LIMITED
By:____________________________
Name:____________________________
Title:____________________________

BANK OF CHINA LIMITED ZHEJIANG BRANCH

By:____________________________
Name:____________________________
Title:____________________________

NEWEGG INC.
By:____________________________
Name:____________________________
Title:____________________________

NEWEGG COMMERCE, INC.

By:____________________________
Name:____________________________
Title:____________________________

HANGZHOU LIANLUO INTERACTIVE INFORMATION TECHNOLOGY CO., LTD.
By:____________________________
Name:____________________________
Title:____________________________

3301080077926

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the date first written above.

DIGITAL GRID (HONG KONG) TECHNOLOGY CO., LIMITED
By:____________________________
Name:__________________________
Title:___________________________

BANK OF CHINA LIMITED ZHEJIANG BRANCH

By:____________________________
Name:__________________________
Title:___________________________

NEWEGG INC.
By:____________________________
Name: Robert Chang
Title: Chief Financial Officer

NEWEGG COMMERCE, INC.
By:____________________________
Name: Robert Chang
Title: Chief Financial Officer

HANGZHOU LIANLUO INTERACTIVE INFORMATION TECHNOLOGY CO., LTD.
By:____________________________
Name:__________________________
Title:___________________________

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the date first written above.

DIGITAL GRID (HONG KONG) TECHNOLOGY CO., LIMITED
By:____________________
Name:____________________
Title:____________________

BANK OF CHINA LIMITED ZHEJIANG BRANCH

By:____________________
Name:____________________
Title:____________________

NEWEGG INC.
By:____________________
Name:____________________
Title:____________________

NEWEGG COMMERCE, INC.

By:____________________
Name:____________________
Title:____________________

HANGZHOU LIANLUO INTERACTIVE INFORMATION TECHNOLOGY CO., LTD.
By:____________________
Name:____________________
Title:____________________

EXHIBIT A

INSTRUCTION LETTER
To Exchange Newegg DE to Newegg Commerce Shares

Newegg Commerce, Inc.
17560 Rowland Street
City of Industry, CA 91748

January 26, 2022

VIA EMAIL

Computershare
6200 S. Quebec St.
Greenwood Village, CO 80111
Amanda.Lewis@computershare.com

Re: Newegg Commerce, Inc.

Computershare team,

Newegg Commerce, Inc., a business company incorporated under the laws of the British Virgin Islands (NEGG), hereby authorizes and direct you, as transfer agent for NEGG securities, to cancel the following certificates which are enclosed herewith:

Units	Paper / Electronic	Class	Holder Identifier
490,706	Paper Certificate #11 (representing 490,706 shares)	T01 (Newegg Inc. Class A common stock)	C0000000027 (Digital Grid (Hong Kong) Technology Co Limited)
12,782,546	Paper Certificate #69 (representing 12,782,546 shares)	T01 (Newegg Inc. Series A Preferred Stock)	C0000000027 (Digital Grid (Hong Kong) Technology Co Limited)
24,870,027	Paper Certificate # AA-1 (representing 24,870,027 shares)	T01 (Newegg Inc. Series AA Preferred Stock)	C0000000027 (Digital Grid (Hong Kong) Technology Co Limited)

and in exchange for such cancelled share, issue an electronic book entry with the following characteristics:

Units	Paper / Electronic	Class	Holder Identifier	Restrictive Legends
222,821,593	Electronic	C01 (Newegg Commerce common shares)	C0000000027 (Digital Grid (Hong Kong) Technology Co Limited)	71A (Bank of China) 72A (SH Agreement)

Please contact Matt Strathman at (626) 271-9700 extension 22010 or Matt.O.Strathman@newegg.com if you need any additional information regarding this request.

NEWEGG COMMERCE, INC.

By: *Matt Strathman*
Name: Matt O. Strathman
Title: General Counsel

FORM S. F.

Incorporated in the State of Delaware
June 21, 2005

NUMBER 11

SHARES *490,706*

NEWEGG INC.

201,000,000 Shares Common Stock,
$.001 Par Value Each

84,889,968 Shares Preferred Stock,
$.001 Par Value Each

THIS CERTIFIES THAT Digital Grid (Hong Kong) Technology Co., Limited IS THE REGISTERED HOLDER

OF **490,706** SHARES OF CLASS A COMMON STOCK OF

NEWEGG INC.

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof, and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders there of by said Articles of Incorporation and the Bylaws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: March 30, 2017

Matt Strathman, *Secretary*

Robert Chang, *Chief Financial Officer*

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEES(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	– as tenants in common	UNIF GIFT MIN ACT – ________ Custodian ________ (Minor)
TEN ENT	– as tenants by the entireties	under Uniform Gifts to Minors Act ________ (State)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT – ________ Custodian ________ (Minor)
		under ________ (State) Uniform Transfer to Minors Act

For value received, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____ *Shares*

represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________

____ *Attorney to transfer the said*

shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ________________

In presence of ________________

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.

Incorporated in the State of Delaware
June 21, 2005

NUMBER 69

SHARES *12,782,546*

NEWEGG INC.

201,000,000 Shares Common Stock,
$.001 Par Value Each

84,889,968 Shares Preferred Stock,
$.001 Par Value Each

THIS CERTIFIES THAT DIGITAL GRID (HONG KONG) TECHNOLOGY CO., LIMITED IS THE REGISTERED HOLDER OF **12,782,546** SHARES OF SERIES A PREFERRED STOCK OF

NEWEGG INC.

PREFERRED

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provision of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any stockholder may obtain from the principle office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation hereof, and a copy of the powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the Bylaws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED: March 30, 2017

Matt Strathman, *Secretary*

Robert Chang, *Chief Financial Officer*

No. 69

CERTIFICATE FOR

12,782,546

SHARES

Series A

PREFERRED STOCK

ISSUED TO

Digital Grid (Hong Kong) Technology Co., Limited

DATED

March 30, 2017

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

For Value Received, ____ hereby sell, assign and transfer unto ________ ________ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Incorporated in the State of Delaware
June 21, 2005

NUMBER AA-1

SHARES *24,870,027*

NEWEGG INC.

201,000,000 Shares Common Stock,
$.001 Par Value Each

84,889,968 Shares Preferred Stock,
$.001 Par Value Each

THIS CERTIFIES THAT DIGITAL GRID (HONG KONG) TECHNOLOGY CO., LIMITED IS THE REGISTERED HOLDER

OF **24,870,027** SHARES OF SERIES AA PREFERRED STOCK OF

NEWEGG INC.

PREFERRED

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ONLY ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provision of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any stockholder may obtain from the principle office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation hereof, and a copy of the powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the Bylaws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED: March 30, 2017

Matt Strathman, *Secretary*

Robert Chang, *Chief Financial Officer*

No. AA-1

CERTIFICATE FOR

24,870,027

SHARES OF

Series AA

PREFERRED STOCK

ISSUED TO

Digital Grid (Hong Kong) Technology Co., Limited

DATED

March 30, 2017

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN STOCKHOLDERS AGREEMENT AMONG THE CORPORATION AND ITS STOCKHOLDERS, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION. THESE SHARES SHALL NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THAT CERTAIN STOCKHOLDERS AGREEMENT AMONG THE CORPORATION AND ITS STOCKHOLDERS.

ANY STOCKHOLDER MAY OBTAIN FROM THE PRINCIPAL OFFICE OF THE CORPORATION, UPON REQUEST AND WITHOUT CHARGE, A STATEMENT OF THE NUMBER OF SHARES CONSTITUTING EACH CLASS OR SERIES OF STOCK AND THE DESIGNATION THEREOF AND A COPY OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND / OR RIGHTS AND THE BYLAWS.

For Value Received, ______ hereby sell, assign and transfer unto ______ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______

In presence of

______

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.